Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Flextronics International Ltd. and subsidiaries (the Company) of our report dated June 14, 2004 relating to the consolidated financial statements of the Company for the years ended March 31, 2004 and 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 28, 2004